EXHIBIT 32.2

      In connection with the quarterly report of BPC Holding Corporation and Berry Plastics Corporation (the "Registrants") on Form 10-Q for the quarter ended October 1, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James M. Kratochvil, the Executive Vice-President, Chief Financial Officer, Treasurer and Secretary of the Registrants, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.


/s/ James M. Kratochvil
James M. Kratochvil
Executive Vice-President, Chief Financial
Officer, Treasurer and Secretary

Date: November 14, 2005